EXHIBIT 99.1
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EpiCept Regains North American Rights to LidoPAIN(R) SP

ENGLEWOOD CLIFFS, N.J., Oct 31, 2006 /PRNewswire-FirstCall via COMTEX News Network/ -- EpiCept Corporation (Nasdaq and OMX Stockholm: EPCT) today announced that the North American rights for LidoPAIN(R) SP, EpiCept's sterile prescription analgesic patch designed to provide sustained topical delivery of lidocaine to a post-surgical or post-traumatic sutured wound have been regained following the decision by Adolor to discontinue their licensing agreement with EpiCept for this product. As a result, EpiCept now has regained the full worldwide development and commercialization rights to the product candidate.

(Logo: http://www.newscom.com/cgi-bin/prnh/20020513/NYM112LOGO )

Under a license agreement signed in July 2003, EpiCept granted Adolor the exclusive right to commercialize a sterile topical patch containing an analgesic alone or in combination, including LidoPAIN(R) SP, throughout North America. As part of this agreement, Adolor was responsible for conducting further clinical trials and completing the approval process in North America. Adolor announced in February 2006 that they had completed a 22 patient pharmacokinetic trial of LidoPAIN SP.

"We are pleased to regain the full, worldwide control of LidoPAIN SP and remain very optimistic about the product candidate's clinical and commercial potential," remarked Jack Talley, President and Chief Executive Officer, EpiCept Corporation. "I would like to thank Adolor for its efforts in conducting the Phase II pharmacokinetic study of LidoPAIN SP during their development of the product. We are committed to identifying the optimal development strategy for LidoPAIN SP, both in the U.S. and in Europe. As part of this effort, we are continuing our ongoing analysis of the Phase III clinical trial results for LidoPAIN SP to determine what changes in trial design could be made to improve the likelihood of a positive result in a subsequent trial. We expect to be in a position to initiate another Phase III clinical trial for this product candidate in the United States and Europe in the first half of 2007."

About EpiCept Corporation

EpiCept is an emerging specialty pharmaceutical company focused on unmet needs in the treatment of pain and cancer. The Company has a staged portfolio of product candidates with several pain therapies in late-stage clinical trials, and a lead oncology compound (for acute myeloid leukemia, AML) with demonstrated efficacy in a Phase III trial; a marketing authorization application for this compound has been submitted in Europe. EpiCept is based in New Jersey, and the Company's research and development team in San Diego is pursuing a drug discovery program focused on novel approaches to apoptosis.


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Forward-Looking Statements

This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding the Company's clinical development plans for LidoPAIN SP, the efficacy, safety, and intended utilization of the Company's product candidates, the conduct and results of future clinical trials, the sufficiency of the Company's existing capital resources, plans regarding regulatory filings, future research and clinical trials and plans regarding partnering activities. Factors that may cause actual results to differ materially include the risk that the Company will not commence the new clinical trials for LidoPAIN SP in a timely manner, the risk that product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later stage clinical trials, the risk that the Company will not obtain approval to market its product candidates, the risks associated with reliance on outside financing to meet capital requirements, and the risks associated with reliance on collaborative partners for further clinical trials, development and commercialization of product candidates. You are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plans," "anticipates," "intends," "continues," "forecast," "designed," "goal," or the negative of those words or other comparable words to be uncertain and forward-looking. These factors and others are more fully discussed in the Company's periodic reports and other filings with the SEC.



















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